As filed with the Securities and Exchange Commission on October 29, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bambusa Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	99-2083913
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
22 Boston Wharf Road, Floor 7
Boston, Massachusetts 02210
(617) 848-6188
(Address of principal executive offices, including zip code)

2026 Equity Incentive Plan
2026 Employee Stock Purchase Plan
2024 Stock Plan
(Full title of the plan)
Shanshan Xu, M.D., Ph.D., M.B.A.
Chief Executive Officer, President, and Chairperson
22 Boston Wharf Road, Floor 7
Boston, Massachusetts 02210
(617) 848-6188
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Jennifer Fang
Karen E. Deschaine
David G. Sharon
Tony Jeffries
Wilson Sonsini Goodrich & Rosati, P.C.
201 Washington Street, Suite 2000
Boston, Massachusetts 02108-4403
(617) 598-7800
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Bambusa Therapeutics, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed or to be filed with the Securities and Exchange Commission (the “Commission”):
(1) Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on October 26, 2026 (File No. 333-299405) which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
(2) The Registrant’s Prospectus to be filed with the Commission on or about October 30, 2026 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-299405); and
(2) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-43521), filed with the Commission on October 27, 2026 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.
We have adopted an amended and restated certificate of incorporation, which will become effective upon the closing of this offering, and which will contain provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, neither our directors nor officers will be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors or officers, to the fullest extent permitted by law, except liability for the following:
•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•for our directors, unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL;
•any transaction from which they derived an improper personal benefit; or
•for our officers, any action by or in the right of the corporation.
Any amendment, repeal, or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment, repeal, or elimination. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.
In addition, our amended and restated bylaws, which will become effective as of the closing of this offering, and which will provide that we will indemnify our directors and officers, and may indemnify our employees, agents, and any other persons, to the fullest extent permitted by the DGCL. Our amended and restated bylaws will also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses reasonably and actually incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions will be included in our amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)					X
24.1	Power of Attorney (included on the signature page hereto)					X
99.1	2026 Equity Incentive Plan and related form agreements	S-1/A	333-299405	10.2	10/26/2026
99.2	2026 Employee Stock Purchase Plan and related form agreements	S-1/A	333-299405	10.3	10/26/2026
99.3	2024 Stock Plan, as amended, and related form agreements	S-1/A	333-299405	10.4	10/26/2026
107	Filing Fee Table					X
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 29, 2026.

BAMBUSA THERAPEUTICS, INC.

By:	/s/ Shanshan Xu, M.D., Ph.D., M.B.A.
Shanshan Xu, M.D., Ph.D., M.B.A.
Chief Executive Officer, President, and Chairperson
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Shanshan Xu, M.D., Ph.D., M.B.A. and Jonathan I. Lieber, MB.A., and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shanshan Xu, M.D., Ph.D., M.B.A.	Chief Executive Officer, President, and Chairperson (Principal Executive Officer)	October 29, 2026
Shanshan Xu, M.D., Ph.D., M.B.A.

/s/ Jonathan I. Lieber, M.B.A.	Chief Financial Officer (Principal Financial and Accounting Officer)	October 29, 2026
Jonathan Lieber, M.B.A.

/s/ Derek DiRocco, Ph.D.	Director	October 29, 2026
Derek DiRocco, Ph.D.

/s/ Christian Foerster, M.Sc.	Director	October 29, 2026
Christian Foerster, M.Sc.

/s/ Helmut Jeggle, M.B.A.	Director	October 29, 2026
Helmut Jeggle, M.B.A.

/s/ Howard Liang, Ph.D., M.B.A.	Director	October 29, 2026
Howard Liang, Ph.D., M.B.A.